UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material under §240.14a-12

PROOFPOINT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROOFPOINT, INC.

892 Ross Drive

Sunnyvale, CA 94089

SUPPLEMENT TO PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On April 24, 2015, Proofpoint, Inc. (“we,” “us” or “Company”) filed with the U.S. Securities and Exchange Commission and mailed on April 24, 2015, to each shareholder entitled to vote at our 2015 Annual Meeting of Stockholders, a definitive proxy statement (“Proxy Statement”) and a proxy solicitation card (“proxy card”). The 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”) will be held on Monday, June 8, 2015, at 9:00 a.m. (Pacific Time), at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, CA 95054. At our 2015 Annual Meeting, our stockholders will only be voting on the following matters, which are more fully described in the Proxy Statement: (1) to elect three Class III directors of Proofpoint, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal; and (2) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

This supplement dated June 5, 2015 (“Supplement”) to our Proxy Statement is intended to inform you that the Company has determined that it is in the best interests of the Company and its stockholders to defer consideration and decision on whether to approve the amendment of our 2012 Equity Incentive Plan, which is described in Proposal No. 2 in the Proxy Statement.  Accordingly, Proposal No. 2 will be withdrawn from the agenda of the 2015 Annual Meeting

No Voting for Amendment of the Company’s 2012 Equity Incentive Plan

On page 17 of the Proxy Statement, please delete and disregard the information concerning Proposal No. 2 “Approval to Amend our 2012 Equity Incentive Plan.” The Board has determined that it is in the best interests of the Company and its stockholders to not consider this Proposal No. 2 at the 2015 Annual Meeting.

Proxy Card

The Company has not changed the proxy card used for voting your shares at the 2015 Annual Meeting that was previously filed with the Proxy Statement. A vote submitted on your proxy card “FOR” or “AGAINST” Proposal No. 2 will not be counted. The proxy card sent to you is correct with respect to Proposal No.1 and Proposal No. 3, and we encourage you to submit your proxy, whether by telephone or by mail. Specific instructions are included on your proxy card.

Gary Steele
Chief Executive Officer

Sunnyvale, California

June 5, 2015

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE OR BY MAIL.  FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE, PLEASE REFER TO YOUR PROXY CARD.  TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.